Exhibit 10.57

Supplemental Payment Agreement

This Supplemental Payment Agreement (hereinafter “this Agreement”) is signed by and between the following parties on June 18th, 2012 in the PRC:

Party A: Guangzhou Yitongtianxia Software Development Co., Ltd.

Address: No. 1- 6, Room 1501, No. 233, Tian Fu Road, Tianhe District, Guangzhou

Party B: VODone Datamedia Technology Co., Ltd.

Address:

Party A and Party B are hereinafter individually referred to as a “Party” and collectively the “Parties”.

Whereas,

(1)                                 Party A is a limited liability company incorporated in the People’s Republic of China (hereinafter “PRC”), and has experience and expertise in software development, communication technology development, network technical support and technology consultancy;

(2)                                 Party B is a limited liability company incorporated in the People’s Republic of China (hereinafter “PRC”), with its business focusing on providing technological support and commercial consulting services for its clients, including VODone Telemedia Co. Ltd. (hereinafter “Party B’s Client”) to whom it provides technical support and relevant services in connection with the internet map service business and mobile game operation business, especially the technical support and services for the development of mobile game products based on mobile positioning services (“Mobile Positioning Games”) and other relevant technical support and services (hereinafter “Party B’s Business”).

(3)                                 The Parties signed the Exclusive Business Support Agreement on         , 2011, pursuant to which Party A shall take advantage of its human resources, technology and information to provide Party B with exclusive business support during the term of this Agreement so as to ensure the operation of Party B’s Business; and Party B shall accept the information, products and services provided by Party A or its designated party pursuant to the terms of this Agreement.

(4)                                 Based on the Exclusive Business Support Agreement, the Parties have fully negotiated and reached an agreement on the methods of calculation and payment of service fees for the business support services provided by Party A to Party B (“Business Support Services”). The Parties agree to sign this Agreement to specify the agreement reached by the Parties on the foregoing matters as a supplement to the Exclusive Business Support Agreement.

Now, therefore, the Parties reach an agreement as follows:

1.                                      Calculation Method of Service Fees

1.1.                            In consideration that Party A shall, directly or through its designated or entrusted third party, provide Party B or its designated third party with the Business Support Services as provided in the Exclusive Business Support Agreement, Party B shall pay Party A service fees and other fees (e.g., intellectual property right royalties, etc.) (“Service Fees”).

1.2.                            Service Fees shall be calculated in the following formula:

Annual Service Fees = Actual Yields of Party B’s Business In the Current Year - Actual Expenses of Party B’s Business In the Current Year - Party B’s Payable Taxes In the Current Year, among which,

(a)                                 “Annual Service Fees” shall be finally decided within 20 days after the consummation of Party B’s statutory annual audit report each year (or within 20 days after the expiration or early termination for any reason of the Exclusive Business Support Agreement).

(b)                                 “Actual Yields of Party B’s Business” refers to the compensation actually paid by Party B’s Client for the technical support and services for the development of Mobile Positioning Games and the relevant technical support and services provided by Party B to Party B’s Client.

(c)                                  “Actual Expenses of Party B’s Business” refers to all the expenses incurred by Party B in respect of the Actual Yields of Party B’s Business.

(d)                                 “Party B’s Payable Taxes” refers to all the business taxes and other legal charges that should be paid by Party B in respect of the Actual Yields of Party B’s Business (other than corporate income taxes).

1.3.                            “Year” refers to a calendar year, i.e., from January 1 to December 31 of each year. If the period covered by the term of the Exclusive Business Support Agreement in the first year and the last year is less than 12 months respectively, the Service fees for such year shall be calculated pro rata according to proportion of the actual number of days that Party A provides Business Support Services to the total number of days in that year.

2.                                      Payment Method of Service Fees

2.1.                            Party B shall pay Service fees to Party A on a monthly basis. The Parties hereby agree that the Service fees that Party B pays to Party A for each month shall be calculated in the following way:

Monthly Service Fees = Actual Yields of Party B’s Business in the Current Month - Actual Expenses of Party B’s Business in the Current Month - Party B’s Payable Taxes in the Current Month.

2.2.                            “Month” refers to a calendar month. If the period covered by the term of the Exclusive Business Support Agreement in the first month and the last month is less than a month respectively, the Service Fees for that month shall be calculated pro rata according to the proportion of the actual number of days that Party A provides Business Support Services in that month to the total number of days in that month.

2.3.                            Party B shall notify Party A in writing of its Actual Yields of Party B’s Business, Actual Expenses of Party B’s Business and Party B’s Payable Taxes in the previous month before the 20th day of each month (if such day is Saturday, Sunday or a national holiday, it shall be postponed to the immediately following business day).

2.4.                            Party B shall fully pay the Service fees for the technical support services provided by Party A in the previous month to the bank account designated by Party A before the  28th day of each month (if such day is Saturday, Sunday or a national holiday, it shall be postponed to the immediately following business day).

2.5.                            Upon Party A’s request, Party B shall timely provide Party A with the data and materials relating to the calculation of Service Fees for Party A’s audit and verification. Party A shall be entitled to audit and verify such data and materials at any time.

2.6.                            If Party A has any disagreement over Annual Actual Yields of Party B’s Business, Party B’s Payable Taxes or the Service Fees that Party B should pay to Party A, Party A may request an independent accounting firm to perform an audit against Party B and verify the relevant data. Party B hereby unconditionally agrees to such audit and undertakes to fully cooperate in this regard. If the gap between the amount of Annual Service Fees calculated through such audit and the amount of Annual Service Fees that Party B advise Party A before such audit is less than 5%, the relevant audit fees shall be borne by Party A; however, if such gap is more than 5%, the relevant audit fees shall be shall be borne by Party B. Annual Service Fees shall be adjusted and paid according to the result after the audit. As long as the disagreement is still pending, Party B shall continue to pay the Service fees advised to Party A before the audit on a monthly basis and adjust the Services Fees after the disagreement is resolved.

If there is any disagreement over the result of the audit performed by the independent accounting firm engaged by Party A, the Parties shall jointly engage an independent accounting firm to perform such audit; if the Parties cannot reach an agreement on the engagement of accounting firm, Ernst & Young shall be the independent accounting firm jointly engaged by the Parties, and the Parties shall equally bear the relevant auditing fees. The result of such audit shall be a result jointly accepted by the Parties and shall be binding on the Parties. The final amount of Service Fees shall be calculated according to such result.

2.7.                            In no event shall the total amount of Service Fees actually paid by Party B to Party A in each year be more than the Annual Service Fees calculated pursuant to Clause 1.2 hereof. If there is a gap between the total amount of Service Fees actually paid by Party B to Party A and the Annual Service Fees calculated pursuant to Clause 1.2 hereof in a certain Year, it shall be dealt with in one of the following ways:

(a)                                 If the total amount of Service Fees actually paid by Party B to Party A in that Year is less than the Annual Service Fees calculated pursuant to Clause 1.2 hereof, the difference shall be supplemented as soon as possible when Party B pays Service Fees to Party A in the following month after the difference is determined.

(b)                                 If the total amount of Service Fees actually paid by Party B to Party A in that Year is more than the Annual Service Fees calculated pursuant to Clause 1.2 hereof, the excess shall be deducted by Party B from the Service Fees paid to Party A in the following month after the difference is determined.

2.8.                            If this Agreement is terminated, the Parties shall calculate the actual Service Fees within 30 days after the termination and adjust the amount within 45 days after the termination to ensure that Party A may receive the relevant Service Fees. If there is any disagreement, it shall be resolved pursuant to the procedures provided by Clause 2.6 hereof.

3.                                      Defined Terms

3.1.                            If the terms used in this Agreement are defined in the Exclusive Business Support Agreement, they shall have the meanings ascribed to them therein, unless expressly otherwise defined in this Agreement.

4.                                      Confidentiality

4.1.                            The Parties acknowledge and confirm that any oral or written materials exchanged with respect to this Agreement shall be confidential information. Each Party shall keep such materials confidential and, without prior written consent of the other Party, shall not disclose any relevant materials to any third party except that (a) the public is or becomes aware of such materials (not as a result of disclosure to the public by the recipient of such materials in breach of this Agreement at its own discretion); (b) such materials are required to be disclosed by the applicable laws or the rules or regulations of a stock exchange; or (c) such materials are required to be disclosed by either Party to its legal or financial counsel in connection with the transactions contemplated by this Agreement, and such legal or financial counsel must take similar confidentiality liabilities as provided hereby. If any staff member of or any agency engaged by either Party reveals such confidential information, it shall be deemed as revelation by such Party and such Party shall assume breaching liabilities in accordance with this Agreement.

4.2.                            The Parties agree that this Clause shall survive any modification, rescission or termination of this Agreement.

5.                                      Effectiveness and Effective Term

5.1.                            This Agreement shall be signed and take effect on the date first written above. As a supplement to the Exclusive Business Support Agreement, it shall have the same legal effect as the Exclusive Business Agreement. Unless earlier terminated pursuant to the provisions of this Agreement or other agreement reached by the Parties, the effective term of this Agreement shall be 50 years; provided that Party A and Party B shall review this Agreement once every 12 months as from the signing of this Agreement to determine whether this Agreement needs to be amended or supplemented to reflect the situations at that time.

5.2.                            With prior written confirmation by the Parties, the term of this Agreement can be extended prior to its expiration.

6.                                      Termination

6.1.                            This Agreement shall be terminated on the expiration date unless being renewed pursuant to this Agreement.

6.2.                            During the effective term of this Agreement, neither Party shall unilaterally terminate this Agreement, unless one Party has gross negligence or fraud against the other Party.

6.3.                            The rights and obligations of both Parties under Clauses 4, 7 and 8 shall survive the termination of this Agreement.

7.                                      Governing Law and Dispute Resolution

7.1.                            The entry into, effectiveness, interpretation, performance, amendment and termination of this Agreement and dispute resolution shall be governed by PRC law.

7.2.                            Any dispute arising from the interpretation and performance of this Agreement shall be resolved first through friendly consultation by the Parties hereto. If such dispute cannot be resolved within 30 days after one Party gives the other Party a written notice requesting resolution through consultation, either Party may refer the relevant dispute to the China International Economic and Trade Arbitration Commission to be arbitrated pursuant to its arbitration rules then effective. The arbitration shall be conducted in Beijing and in Chinese. The arbitral award shall be final and binding on the Parties.

7.3.                            If any dispute arises from the interpretation and performance of this Agreement or any dispute is pending for arbitration, other than the disputed matters, the Parties hereto shall continue to exercise other rights and perform other obligations under this Agreement.

8.                                      Breaching Liabilities

8.1.                            If either Party breaches the provisions of this Agreement, the breaching party shall compensate the non-breaching party for the losses suffered by the non-breaching party.

8.2.                            Any waiver by the non-breaching party of the breaches by the breaching party shall only be effective if made in writing. Failure or delay to exercise any rights or remedies under this Agreement by the non-breaching party shall not constitute a waiver thereof by such non-breaching party; and partial exercise of any rights or remedies shall not prevent the non-breaching party from exercising other rights and remedies.

8.3.                            The effectiveness of this Clause shall survive the termination or rescission of this Agreement.

9.                                      Transfer of Agreement

9.1.                            Neither Party shall transfer its rights and obligations under this Agreement to any third party other than its affiliates (other than the third party designated or entrusted by Party A pursuant to the Exclusive Business Support Agreement to provide Business Support Services) unless it obtains prior written consent from the other Party, the grant of which each Party guarantees shall not be unreasonably withheld or delayed.

9.2.                            If either Party (hereinafter “Transferor”) transfers its rights and obligations under this Agreement to its affiliate (hereinafter “Transferee”) and thereafter such Transferee ceases to be an affiliate of the Transferor due to any changes, the rights and obligations accepted by such Transferee from the transfer shall be returned to such Transferor or other affiliate thereof.

9.3.                            “Affiliate” refers to (1) with respect to a natural person, other natural person under the direct or indirect control of such natural person or who is a relative of such natural person; and (2) with respect to a person other than a natural person, a company which is owned or controlled by Party A or Party B, owns or controls Party A or Party B, jointly owns or controls a same company together with Party A or Party B, or is under common ownership or control with Party A or Party B. Specifically, the affiliates of Party A include but not limited to all the shareholders of Party A and the company in which Party A holds or controls shares.

10.                               Merger and Acquisition or Restructuring

Party A and Party B acknowledge that, during the effective term of this Agreement, either Party may be subject to merger and acquisition or restructuring (including but not limited to the equity and asset transfer from existing shareholders to other investors) due to the needs of business development. The Parties further acknowledge that as long as either Party is not deregistered or wound up in the course of the aforementioned merger and acquisition or restructuring, such merger and acquisition or restructuring shall not affect the effectiveness and binding effect of this Agreement.

11.                               Severability

If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable in any aspect pursuant to any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be effected or prejudiced in any aspect. Both Parties shall seek to replace such invalid, illegal or unenforceable provisions with valid provisions to the largest extent permitted by law and desired by the Parties through consultation in good faith; provided that the economic effect caused by such valid provisions shall be similar to that of those invalid, illegal or unenforceable provisions as much as possible.

12.                               Amendment and Supplement

The Parties may amend and supplement this Agreement by reaching an agreement in writing. The amendment agreement and supplementary agreement signed by the Parties in connection with this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

13.                               Language and Duplicates

This Agreement shall be prepared in Chinese in two copies, with each Party retaining one copy. Each copy shall have the same legal effect.

(The remainder of this page is intentionally left blank. Signatures appear on the following page.)

In Witness Whereof, the Parties have caused their authorized representatives to sign this Agreement on the date first written above.

Party A:

Guangzhou Yitongtianxia Software Development Co., Ltd.

Signature:	/s/ Wang Yongchao [Company Seal Affixed]

Name:

Position:

Party B: VODone Datamedia Technology Co., Ltd.

Signature:	/s/ [not clear] [Company Seal Affixed]

Name:

Position: